Exhibit 99.1

Envirotech Vehicles Announces First Quarter 2024 Financial Results

OSCEOLA, AR / May 20, 2024 / Envirotech Vehicles, Inc. (NASDAQ:EVTV), a provider of purpose-built zero-emission electric vehicles (the "Company" or “Envirotech Vehicles”), today announced its results for the three months ended March 31, 2024.

First Quarter 2024 Financial Results

Sales were $810,490 for the three months ended March 31, 2024, compared to $523,199 for the three months ended March 31, 2023. The sales increase was primarily related to additional units sold in 2024 versus the same period in 2023. This reflects an increase of approximately 55% over the same quarter in 2023.

Net loss in the first quarter of 2024 was $4,532,363, or ($0.29) per basic and diluted share, compared to a net loss of $2,267,908 or ($0.15) per basic and diluted share in the first quarter of 2023. Adjusted net loss in the first quarter of 2024 was $1,144,053, or ($0.07) per basic and diluted share, compared to adjusted net loss of $2,180,764 or ($0.14) per basic and diluted share in the first quarter of 2023.

Adjusted EBITDA was ($1,098,698) for the first quarter of 2024 versus adjusted EBITDA of ($2,183,933) for the same period in 2023, reflecting an increase of $1,085,235 in 2024 compared to the same period in 2023.

As of March 31, 2024, the Company had cash and cash equivalents, of $1,049,357 and working capital of approximately $8,148,204.

Phil Oldridge, CEO and Chairman of the Company’s Board of Directors, stated that, “we continue to work on expanding our business while maintaining vigilance over spending as a part of our principled operating philosophy.”

“On the manufacturing front, we started to make progress on refurbishing our Osceola, Arkansas facility during the first quarter,” continued Mr. Oldridge. “The Company has also started the leasehold improvements to the Clark facility in the Philippines.”

“Looking ahead, we are excited to see the 2023 round of funding by the EPA to spur school bus electrification in the U.S., and we were awarded as a beneficiary in 2024 for 25 all electric EVT school buses. More broadly, we remain excited about our previously announced partnership with Plug’d. We delivered units in Q1 2024 and have partnered with them for leasing to fleet and government customers. We continue to see an increase in demand for our vehicles from companies that can take delivery of our products in the short term as opposed to simply generating backlogs of orders without firm delivery dates. At Envirotech Vehicles, we believe that this continued growing interest in and demand for our vehicles provides a positive outlook through 2024 and beyond,” concluded Mr. Oldridge.

About Envirotech Vehicles
Envirotech Vehicles is a provider of purpose-built zero-emission electric vehicles focused on reducing the total cost of vehicle ownership and helping fleet operators unlock the benefits of green technology. We serve commercial and last-mile fleets, school districts, public and private transportation service companies and colleges and universities to meet the increasing demand for heavy-duty electric vehicles. Our vehicles address the challenges of traditional fuel price cost instability and local, state and federal environmental regulatory compliance. For more information visit www.evtvusa.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in reports filed by Envirotech Vehicles with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words "planned," "expected," "believes," "strategy," "opportunity," "anticipated," "outlook," "designed," and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Envirotech Vehicles undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Envirotech Vehicles, Inc.

Franklin Lim, CFO
Telephone: (870) 970-3355
Email: franklin.l@evtvusa.com

SOURCE: Envirotech Vehicles, Inc

Non-GAAP Financial Measures

This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (“GAAP”), such as adjusted net loss and adjusted EBITDA. These measures are intended to supplement, not replace, the Company’s presentation of its financial results in accordance with GAAP. The Company believes that the non-GAAP financial measures presented are commonly used by financial analysts and others in the industries in which the Company operates, and thus further provide useful information to investors. The Company’s definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies. The principal limitation of these non-GAAP measures is that they exclude important cash and non-cash items required by GAAP to be recorded in the Company's financial statements. The Company urges investors to review the following reconciliation of these non-GAAP measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate the Company's financial performance.

The Company has presented these non-GAAP financial measures as it believes that the presentation of its financial results that exclude (1) stock-based compensation costs and (2) unrealized loss on financial instruments at fair value are useful and assist in comparing the Company’s current operating results with past periods and with the operational performance of other companies in its industry. As described in further detail below, the Company has determined that these expenses are not normal, recurring cash operating expenses necessary to operate its business. Presented below is the Company’s rationale for why providing financial measures for its business with such expenses excluded or adjusted is useful to investors as a supplement to the U.S. GAAP measures.

●	Stock-based compensation costs – non-cash costs that primarily relate to equity awarded to employees, directors and certain outside consultants for services rendered;

●

Unrealized loss on financial instruments at fair value – non-cash charge associated with changes in fair value of the Company’s financial instruments that do not affect the Company’s day-to-day operations.

ENVIROTECH VEHICLES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	For the Three Months Ended		Variance
	March 31,	March 31,
	2024	2023

Adjusted earnings calculation
Net loss	$(4,532,363)	$(2,267,908)	(2,264,455)
Stock-based compensation	1,818,383	87,144	1,731,239
Unrealized loss on financial instruments fair value	1,569,927	-	1,569,711
Adjusted net loss	$(1,144,053)	$(2,180,764)	1,036,711

Adjusted earnings per share calculation
Net loss per share	$(.29)	$(.15)	$(.14)
Stock-based compensation per share	0.12	0.01	.11
Unrealized loss on financial instruments fair value per share	0.10	-	.10
Adjusted net loss per share	$(.07)	$(.14)	$.07

Earnings before income taxes, depreciation, and amortization
Net income	$(4,532,363)	$(2,267,908)	$(2,264,455)
Net interest income	6,143	(32,153)	38,296
Depreciation expense	39,212	28,948	10,228
Earnings before income taxes, depreciation, and amortization	$(4,487,008)	$(2,271,077)	$(2,215,931)
Stock based compensation	$1,818,383	$87,144	$1,731,239
Unrealized loss on financial instruments fair value	1,569,927	-	1,569,235
Adjusted earnings before income taxes, depreciation, and amortization	$(1,098,698)	$(2,183,933)	$1,085,235

Sales	$810,490	$523,199	$287,291